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                                                                   Exhibit 99.2

                                  NEWS RELEASE

[J&L LOGO}

J&L Specialty Steel, Inc.
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P.O. Box 3373
One PPG Place
Pittsburgh, PA 15230-3373


                                             Media Contact:
                                             Jim Leonard
                                             (412) 338-1736

                                             Investor Contact:
                                             J. Scott Keller
                                             (412) 338-1708



FOR IMMEDIATE RELEASE

          J&L SPECIALTY STEEL, INC. SAYS REMAINING SHARES TO BE TRADED
                 ON NYSE UNTIL MERGER WITH USINOR IS COMPLETED


     Pittsburgh, Pa., December 11, 1998 -- J&L Specialty Steel, Inc. (NYSE:JL) confirmed today that its shares would continue to be traded on the New York Stock Exchange until consummation of it merger with a wholly owned subsidiary of Usinor. The merger is expected to be completed by the end of next week. The company noted that approximately 845,000 shares were not tendered pursuant to the successful tender offer by Usinor. The tender offer expired as scheduled at 12:00 midnight, New York City time, on Thursday December 10, 1998. Following the merger, J&L will become a wholly owned subsidiary of Usinor.

     J&L Specialty Steel, Inc. is a leading manufacturer of flat rolled stainless steel products. The company is headquartered in Pittsburgh, Pennsylvania, with plants located in Midland, Pennsylvania, Louisville, Ohio and Detroit, Michigan. J&L's website can be found at www.jlspecialty.com.





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